Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF COMMON UNITS
BY
STEEL PARTNERS HOLDINGS L.P.

PURSUANT TO ITS OFFER TO PURCHASE
DATED MARCH 25, 2014

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON APRIL 23, 2014, UNLESS EXTENDED (THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below) this Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if:

•	Units are not immediately available or unitholders cannot deliver units to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, or

•
Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

This form may be delivered or transmitted by facsimile transmission or mail to the Depositary.  See Section 3 of the Offer to Purchase.  The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

The Depositary for the Offer is:
If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
For assistance call (877) 248-6417 or (718) 921-8317

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by registered mail, overnight courier or facsimile transmission to the Depositary, as described in Section 3 of the Offer to Purchase.

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires.  Delivery of this notice to another address will not constitute a valid delivery.  Delivery to the Company, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of units, and method, specified below pursuant to the guaranteed delivery procedure described in Section 3, “Procedure for Tendering Unitholders” section of the Offer to Purchase.  Unless otherwise indicated, all references to “units” are to our common units, no par value.

___________ Number of units to be tendered.

THE UNDERSIGNED IS TENDERING UNITS AS FOLLOWS (CHECK ONLY ONE BOX):

(1) UNITS TENDERED AT PRICE DETERMINED BY UNITHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Units Tendered at Price Determined in the Offer”, the undersigned hereby tenders units at the price checked.  This action could result in none of the units being purchased if the purchase price determined by the Company for the units is less than the price checked below.  A UNITHOLDER WHO DESIRES TO TENDER UNITS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH UNITS ARE TENDERED.  The same units cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER UNIT AT WHICH UNITS ARE BEING TENDERED

☐ $16.50	☐ $16.70	☐ $16.90	☐ $17.10	☐ $17.30
☐ $17.50
☐ $16.60	☐ $16.80	☐ $17.00	☐ $17.20	☐ $17.40

OR

(2) UNITS TENDERED AT PRICE DETERMINED IN THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Units Tendered at Price Determined by Unitholder”, the undersigned hereby tenders units at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer.  For purposes of determining the purchase price, those units that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

☐
The undersigned wants to maximize the chance of having the Company purchase all of the units the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders units at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.  THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $16.50 PER UNIT.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF UNITS.

SMALL LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if units are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 units.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 units, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) units with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 units and is tendering all of those units.

In addition, the undersigned is tendering units either (check one box):

☐	at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per unit below); or

☐
at the price per unit indicated under the caption “Units Tendered at Price Determined by   Unitholder” in the box entitled “Price (in Dollars) Per Unit at Which Units are Being Tendered” below in this Letter of Transmittal.

SIGNATURES

Signatures:

Name(s) of Unitholders(s):
(please type or print)

Certificate Nos.:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:	, 2014

If units will be delivered by book-entry transfer, provide the Account Number.

Account Number:

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the units tendered, in proper form for transfer, or a confirmation that the units tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three (3) NYSE trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for units to the Depositary, or confirmation of receipt of the units pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above.  Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(please print)

Title:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Date:	, 2014

NOTE: DO NOT SEND UNITS WITH THIS FORM.  UNITS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.